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SLIDE 1


                                                                 Exhibit (a)(10)


                          Stock Option Exchange Program

                             [Company logo omitted]

                         SBA Communications Corporation




For a complete description please refer to the Offer to Exchange


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SLIDE 2

              Why are you offering a Stock Option Exchange Program?

 [] Since the price of SBA's stock has fluctuated so much recently, many employees are holding stock options that are "underwater" (exercise price is greater than current market value)

                             [Graphic appears here]



For a complete description please refer to the Offer to Exchange


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SLIDE 3

                  Who is eligible / ineligible to participate?

[]        Eligible
          --------
            []  All employees holding options > $8.00
            []  Consultants of SBA holding options > $8.00

[]        Ineligible
          ----------
            []  Former employees
            []  Retirees
            []  Members of SBA's Board of Directors



For a complete description please refer to the Offer to Exchange


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SLIDE 4

How does the program work?

[] The program offers participants the opportunity to exchange 3 of their eligible "underwater" stock options for 2 new stock options

[] The exercise price of the new options will be the greater of either (1) $8.00 or (2) the closing sales price of the stock on 12/18/02 (the day before the grant date) unless extended



For a complete description please refer to the Offer to Exchange


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SLIDE 5

                     What stock options can be surrendered?

[] All of your outstanding stock options (vested or unvested) with an exercise price of greater than $8.00 can be exchanged.

[] You may make a different decision for each option grant you hold, but all the outstanding shares remaining with the same option grant date must be either tendered for exchange or retained.


For a complete description please refer to the Offer to Exchange


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SLIDE 6

Do I have to participate?

[]  Each employee is responsible for making their own decision

[]  Participation is completely voluntary

[]  There are risks involved since no one can predict future stock performance

[] You may want to consult a legal or financial professional to determine if the program is right for you




For a complete description please refer to the Offer to Exchange


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SLIDE 7

                  When do I surrender my options for exchange?

[]  The Offer to Exchange and an election form have been sent out

[] A properly completed and executed election form must be received by our Exchange Program Administrator by 5:00 p.m. on 6/18/02



For a complete description please refer to the Offer to Exchange


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SLIDE 8

Can I change my mind?

[] Yes - Anytime prior to 5:00 p.m. on 6/18/02 by completing a new election form or by notifying the Exchange Program Administrator in accordance with the requirements in the Offer to Exchange

[]  Elections cannot be withdrawn after 5:00 p.m. on 6/18/02




For a complete description please refer to the Offer to Exchange


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SLIDE 9

                      When will the new options be granted?

[] We expect to grant the new options on 12/19/02 and paperwork will be mailed out by the end of December 2002



For a complete description please refer to the Offer to Exchange


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SLIDE 10

                   How will I know if my options are accepted?

[]  We will send you an individual acknowledgement

[] We will press release that the offer is closed and that we have accepted all tendered options for cancellation




For a complete description please refer to the Offer to Exchange


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SLIDE 11

    Why is there a minimum of $8.00 for the exercise price on my new options?

[Graphic appears here]

Shareholders
     _
    |_|  concerned with dilution



Employees
     _
    |_|  potential value



For a complete description please refer to the Offer to Exchange


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SLIDE 12

                         How will the new options vest?

[Graphic appears here]


From Grant Date         Percentage Vested
---------------         -----------------
    6 mos                     25%
   18 mos                     50%
   30 mos                     75%
   42 mos                    100%




For a complete description please refer to the Offer to Exchange


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SLIDE 13

When will the new options expire?

[]  This will depend on the expiration date of the options you are surrendering

[] If your surrendered options would have expired prior to 12/19/07 your new options will expire on 12/19/07

[] If your surrendered options would have expired after 12/19/07 your new options will have the same expiration date as your surrendered options



For a complete description please refer to the Offer to Exchange


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SLIDE 14

                              Stock Option Exchange
                                Program Timeline

                             [Graphic appears here]




For a complete description please refer to the Offer to Exchange


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SLIDE 15

                          What happens if I leave SBA?

[] You must be employed by SBA or providing consulting services to SBA from the date your old options are cancelled through the date the new options are issued

[] If you are no longer employed or providing consulting services to SBA for any reason (resignation, termination, deceased, or break in service) you will not be eligible to receive the new options



For a complete description please refer to the Offer to Exchange


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SLIDE 16

What happens if SBA is acquired or merges with another company?

[] If we merge with or are acquired by another entity between the date we accept and cancel the tendered options and the grant date of the new options, then the resulting entity will be obligated to grant the new options under the same terms as provided in the offer; however, the type of security, the exercise price, and the number of shares covered by each new option would be determined by the acquisition agreement between us and the acquirer based on the same principles applied to the handling of the options to acquire our Class A common stock that are outstanding at the time of the acquisition.



For a complete description please refer to the Offer to Exchange


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SLIDE 17

              Will I still be able to receive other option grants?

[] No. Employees and consultants who participate in the offer will not be able to receive options prior to receipt of the new options expected to be granted on December 19, 2002. Accounting rules limit our ability to grant any new options to participants in the offer during the six months following our cancellation of the old options. Therefore, we will defer any grant of other options, such as annual bonus or promotional options, for which you may otherwise be eligible until after the new option grant date.



For a complete description please refer to the Offer to Exchange


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SLIDE 18

What if SBA stock price goes up?

[]  No one can predict what the market price of our stock will be in six months.

[] Depending on the exercise price of your existing options, it is possible that the exercise price of your new options will be higher than the exercise price of your canceled options


For a complete description please refer to the Offer to Exchange


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SLIDE 19

                 Will my new options be incentive stock options?

[]  Employees:
 o  Yes - to the extent the option qualifies under the IRS Code ss.422.

 o If the new options exceed the limit set for incentive stock options, the remainder will be treated as non-qualified stock options.

[]  Consultants:
 o Each new option will be treated for tax purposes as a non-qualified stock option.



For a complete description please refer to the Offer to Exchange


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SLIDE 20

                     Do I have to pay taxes on the exchange?

[]  We believe the IRS will treat the exchange as a non-taxable transaction
[]  You should consult with your tax or legal advisor



[Graphic appears here]




For a complete description please refer to the Offer to Exchange


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SLIDE 21

                      Is the option subject to conditions?

[] Yes, the Company has the option (under certain conditions) to withdraw this Offer to Exchange prior to June 18, 2002




For a complete description please refer to the Offer to Exchange


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SLIDE 22

                Where can I get more information on this program?

Exchange Program Administrator
5900 Broken Sound Parkway NW
Boca Raton, FL 33487
Tel: 561-226-9225
Fax: 561-989-2965
E-mail: stockoptionexchange@sbasite.com




For a complete description please refer to the Offer to Exchange